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                                                                EXHIBIT 23.2



                     CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the inclusion in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-108338) of our report dated March 27, 2002, except for the segment information for 2001 and 2000 as included in Note 25, which is as of August 23, 2002, and Note 19, which is as of May 30, 2003, relating to the consolidated financial statements and financial statement schedule of Applied Digital Solutions, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri
September 25, 2003